Exhibit 21

Matson, Inc.

Subsidiaries as of February 1, 2016

ABHI-Crockett, Inc.	Hawaii
Matson Navigation Company, Inc.	Hawaii
Subsidiaries:
Matson Alaska, Inc.	Delaware
Subsidiaries:
Horizon Lines Holding Corp.	Delaware
Subsidiaries:
Horizon Lines of Puerto Rico, LLC	Delaware
Horizon Logistics, LLC	Delaware
Subsidiaries:
Horizon Services Group, LLC	Delaware
Aero Logistics, LLC	Delaware
Horizon Lines, LLC	Delaware
Subsidiaries:
Horizon Lines of Guam, LLC	Delaware
Horizon Lines Vessels, LLC	Delaware
HL Distribution Service, LLC	Delaware
Matson Navigation Company of Alaska, LLC	Delaware
Subsidiaries:
Matson Navigation Company of Alaska Payroll Agent, LLC	Delaware
Horizon Lines Merchant Vessels, LLC	Delaware
Subsidiaries:
Horizon Lines Alaska Vessels, LLC	Delaware
Horizon Lines Alaska Terminals, LLC	Delaware
Road Raiders Inland, Inc.	Delaware
Subsidiaries:
Road Raiders Logistics, Inc.	Delaware
Road Raiders Transportation, Inc.	Delaware
Road Raiders Technology, Inc.	Delaware
Matson Logistics, Inc.	Hawaii
Subsidiaries:
Matson Logistics Services, LLC	Hawaii
Matson Logistics Warehousing, Inc.	Hawaii
Matson Terminals, Inc.	Hawaii
Matson Ventures, Inc.	Hawaii
Matson Logistics (Shanghai) Co., Ltd.	China
Matson Shipping (Hong Kong) Limited	Hong Kong
Matson Shipping (Shanghai) Co., Ltd.	China
Matson South Pacific Holdco Limited	New Zealand
Subsidiaries:
Matson South Pacific Limited	New Zealand
Subsidiaries:
Matson Cook Islands Limited	Cook Islands
Tranz Pacific Management Limited	New Zealand
Matson (Antigua) Limited	Antigua and Barbuda
Reef Nauru Limited	New Zealand
Subsidiary:
Reef Nauru II Shipping Limited	Antigua and Barbuda